SUPPLEMENTAL INDENTURE


          SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE") dated as of September 15, 1998, between NINE WEST GROUP INC. (the "COMPANY"), NINE WEST MANUFACTURING II CORPORATION (the "SUBSIDIARY GUARANTOR"), a subsidiary of the Company, NINE WEST DEVELOPMENT CORPORATION, NINE WEST DISTRIBUTION CORPORATION, NINE WEST FOOTWEAR CORPORATION and NINE WEST MANUFACTURING CORPORATION (collectively, the "EXISTING GUARANTORS") and THE BANK OF NEW YORK, as trustee under the indenture referred to below (the "TRUSTEE").


                              W I T N E S S E T H

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of July 9, 1997, providing for the issuance of $125,000,000 in the aggregate of 9% Senior Subordinated Notes due 2007 and 9% Series B Senior Subordinated Notes due 2007
(collectively, the "NOTES");

          WHEREAS, the Company intends to permit the Subsidiary Guarantor to fully and unconditionally guarantee, on a senior subordinated basis, the Indebtedness of the Company under the Notes and the obligations of the Company under the Indenture;

          WHEREAS, Section 1013 of the Indenture provides that, in connection with such guarantee, the Subsidiary Guarantor shall simultaneously execute and deliver a supplemental indenture to the Indenture;

          WHEREAS, there exists an ambiguity between Section 1013(b) and Article Thirteen to the Indenture and the parties have agreed to correct it in this Supplemental Indenture;

          WHEREAS, pursuant to Sections 901(3) and 901(5) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of the Holders; and

          WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery hereof have been in all respects duly authorized by the parties hereto.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

          1. DEFINED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. ISSUANCES OF GUARANTEES BY NEW RESTRICTED SUBSIDIARIES. This Supplemental Indenture is being executed and delivered, in part, pursuant to Sections 901(5) and 1013 of the Indenture.

          3. GUARANTEE. The Subsidiary Guarantor hereby agrees that the Guarantee contained in Article Thirteen of the Indenture, including any rights or obligations of a Guarantor thereunder, shall apply to it, MUTATIS MUTANDIS, as of the date hereof.

          4. AMENDMENT OF SECTION 1013 (LIMITATION ON GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES). Section 1013 is hereby amended by inserting immediately after the words "and (b)" the following: "except as provided in Article Thirteen,".

          5. WAIVER PURSUANT TO SECTION 1013(b). The Subsidiary Guarantor hereby agrees that, except as provided in Article Thirteen of the Indenture, it waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by it under its Guarantee.

          6. CONDITIONS TO EFFECTIVENESS. (a) This Supplemental Indenture shall become effective as of the date first written above upon execution of this Supplemental Indenture by the Company, the Subsidiary Guarantor and the Trustee and upon execution of the Acknowledgment and Consent attached hereto by each Guarantor.

          (b) If an officer whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

          7. INDEMNITY. The Company agrees to indemnify the Trustee and to hold the Trustee harmless against any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the execution of this Supplemental Indenture by the Trustee.

          8. TRUSTEE DISCLAIMER. The Trustee shall not be responsible for any recital herein, all of which are made solely by the Company, or the validity of the execution by the Company, of this Supplemental Indenture.

          9. GOVERNING LAW. This Supplemental Indenture shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          10. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

          11. EFFECTS OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                        NINE WEST GROUP INC.


                                        By:  /s/ Robert C. Galvin
                                           ----------------------
                                           Name: Robert C. Galvin
                                           Title: Executive Vice
                                                  President, Chief
                                                  Financial Officer
                                                  & Treasurer






                                        NINE WEST MANUFACTURING II
                                         CORPORATION


                                        By:  /s/ Robert C. Galvin
                                           ----------------------
                                           Name: Robert C. Galvin
                                           Title: Executive Vice
                                                  President, Chief
                                                  Financial Officer
                                                  & Treasurer


                                        NINE WEST DEVELOPMENT CORPORATION


                                        By:  /s/ Robert C. Galvin
                                           ----------------------
                                           Name: Robert C. Galvin
                                           Title: Executive Vice
                                                  President, Chief
                                                  Financial Officer
                                                  & Treasurer


                                        NINE WEST DISTRIBUTION CORPORATION


                                        By:  /s/ Robert C. Galvin
                                           ----------------------
                                           Name: Robert C. Galvin
                                           Title: Executive Vice
                                                  President, Chief
                                                  Financial Officer
                                                  & Treasurer


                                        NINE WEST FOOTWEAR CORPORATION

                                        By:  /s/ Robert C. Galvin
                                           ----------------------
                                           Name: Robert C. Galvin
                                           Title: Executive Vice
                                                  President, Chief
                                                  Financial Officer
                                                  & Treasurer

                                        NINE WEST MANUFACTURING
                                         CORPORATION


                                        By:  /s/ Robert C. Galvin
                                           ----------------------
                                           Name: Robert C. Galvin
                                           Title: Executive Vice
                                                  President, Chief
                                                  Financial Officer
                                                  & Treasurer


                                        THE BANK OF NEW YORK, as Trustee

                                        By:  /s/ Mary La Gumina
                                           --------------------
                                           Name: Mary La Gumina
                                           Title:Assistant Vice President